Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Equity Incentive Plan and the 2018 Stock Incentive Plan of Orchestra BioMed Holdings, Inc. of our report dated March 24, 2023 with respect to the consolidated financial statements of Orchestra BioMed, Inc. included in the Amended Current Report on Form 8-K/A (No. 001-39421) of Orchestra BioMed Holdings, Inc. filed on March 24, 2023 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 3, 2023